Exhibit 5.1

Schiff Hardin LLP 901 K Street NW Suite 700 Washingon, DC 20001 T 202.778.6400 F 202.778.6460 schiffhardin.com Ralph V. De Martino (202) 724.6848 rdemartino@schiffhardin.com

June 14, 2021

Good Works Acquisition Corp.

4265 San Felipe, Suite 603

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel to Good Works Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 14, 2021, as amended and supplemented through the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Agreement and Plan of Merger, dated March 4, 2021 filed as Exhibit 2.1 to the Registration Statement (as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Currency Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), with and into Cipher Mining Technologies Inc. (“Cipher”), a Delaware corporation (the “Merger”), with Cipher surviving the Merger as a wholly owned subsidiary of the Company (the time that the Merger becomes effective being referred to as the “Effective Time”). “New Cipher” refers to the Company after giving effect to the Business Combination.

Immediately prior to the Effective Time among other things: (i) each issued and outstanding ordinary share, par value $0.001 per share (the “ordinary shares”), of Cipher will be converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of New Cipher (the “New Cipher Common Stock”); (ii) each issued and outstanding whole warrant to purchase Common Stock of the Company will automatically represent the right to purchase one share of New Cipher Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement dated as of October 19, 2020, by and between Continental Stock Transfer & Trust Company and the Company; and (iii) the governing documents of the Company will be amended and restated and will be the governing documents of New Cipher as described in the Registration Statement. Following the Effective Time, the Company will change its name to “Cipher Mining Inc.”

The Registration Statement relates to the registration of the offer and sale of up to 208,614,000 shares of New Cipher Common Stock, which consists of (i) 200,000,000 shares of New Cipher Common Stock to be issued to Bitfury Top HoldCo, the equity holder of Cipher in connection with the Business Combination (the “Consideration Shares”), and (ii) 8,614,000 shares of New Cipher Common Stock (the “Warrant Shares”) issuable upon exercise of the Company’s warrants (the “Warrants”).

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Business Combination Agreement, (ii) the Registration Statement (iii) the form of proposed certificate of incorporation of New Cipher, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed set forth in Annex B to the proxy statement/prospectus included in the Registration Statement (iv) the form of proposed Bylaws of New Cipher, to be adopted by New Cipher (the “Bylaws”), in the form set forth in Annex C to the proxy statement/prospectus included in the Registration Statement, (v) a copy of the Warrant Agreement filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on October 28, 2020, (vi) resolutions of the Board of

Good Works Acquisition Corp.

June 14, 2021

Directors of the Company relating to, among other matters, approval of the Business Combination Agreement, the issuance of the Consideration Shares, the issuance of the Company’s Warrants and the filing of the Registration Statement, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that (i) the Registration Statement will have become effective under the Securities Act and (ii) the conditions to consummating the transactions contemplated by the Business Combination Agreement will have been satisfied or duly waived and such transactions are consummated.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the filing of the Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding Class A ordinary shares of the Company will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New Cipher Common Stock.

2. Upon the filing of the Certificate of Incorporation with the Delaware Secretary of State, the Consideration Shares will be duly authorized, validly issued, fully paid and non-assessable shares of New Cipher Common Stock.

3. Upon the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding Company’s warrant will be a valid and binding obligation of New Cipher, enforceable against New Cipher in accordance with its terms under the laws of the State of New York.

4. Upon (i) the filing of the Certificate of Incorporation with the Delaware Secretary of State and (ii) the exercise by the holders of Company’s warrants and the payment of the exercise price for the Warrant Shares issuable upon the exercise of the Company’s warrants pursuant to the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A. The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Units and Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the General Corporation Law of Delaware and the State of New York, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

Good Works Acquisition Corp.

June 14, 2021

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Proxy Statement/Prospectus to be disseminated pursuant to the Registration Statement following the effective date of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schiff Hardin LLP
Schiff Hardin LLP